UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2018 (December 5, 2018)

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-5941	83-0711022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Investment Advisory Agreement

On December 5, 2018, Monroe Capital Income Plus Corporation (the “Company”) entered into an investment advisory agreement (the “Advisory Agreement”) with Monroe Capital BDC Advisors LLC (the “Adviser”), an affiliate of the Company, pursuant to which the Adviser will serve as the Company’s external investment adviser. The initial term of the Advisory Agreement is for two years, with automatic, one-year renewals thereafter, subject to approval by (i)(A) the affirmative vote of a majority of the Company’s board of directors (the “Board”) or (B) the affirmative vote of a majority of the Company’s outstanding voting securities, and (ii) the affirmative vote of a majority of the Company’s directors who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company, the Adviser or their respective affiliates.

Pursuant to the Advisory Agreement, the Adviser manages the day-to-day operations of the Company and provides it with investment advisory services, subject to the supervision of the Board. Under the Advisory Agreement, the Company pays the Adviser a fee consisting of two components—a base management fee and an incentive fee.

Base Management Fee

The base management fee will be payable quarterly in arrears and will commence with the initial drawdown from investors in the Private Offering. Prior to any future quotation or listing of the Company’s securities on a national securities exchange (an “Exchange Listing”) or any future quotation or listing of its securities on any other public trading market, the base management fee will be calculated at an annual rate of 1.50% of average total assets (which includes assets financed using leverage). Following an Exchange Listing, the base management fee will be calculated at an annual rate of 1.75% of average invested assets (calculated as total assets excluding cash).

Incentive Fee

The incentive fee will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee), any expenses payable under the administration agreement (the “Administration Agreement”) between the Company and Monroe Capital Management Advisors LLC (the “Administrator”) and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income will include, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that the Company has not yet received in cash. The Adviser is not under any obligation to reimburse the Company for any part of the incentive fee it received that was based on accrued interest that the Company never actually receives.

Pre-incentive fee net investment income will not include any realized capital gains, realized capital losses or unrealized capital gains or losses. If any distributions from portfolio companies are characterized as a return of capital, such returns of capital would affect the capital gains incentive fee to the extent a gain or loss is realized. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter where it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable incentive fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.50% per quarter (6% annually).

The Company will pay the Adviser an incentive fee with respect to its pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% (6% annually);
•	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.76% in any calendar quarter prior to an Exchange Listing or 1.88% in any calendar quarter following an Exchange Listing. The Company refers to this portion of the Company’s pre-incentive fee net investment income as the “catch-up” provision. Prior to an Exchange Listing, the catch-up is meant to provide the Adviser with 15% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter, and following an Exchange Listing, the catch-up is meant to provide the Adviser with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.88% in any calendar quarter; and
•	prior to an Exchange Listing, 15% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter, and following an Exchange Listing, 20% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.88% in any calendar quarter.

These calculations will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), and equals 15% of the Company’s realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to the Adviser, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the amortized cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the amortized cost of such investment since the Company’s inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the amortized cost of such investment. At the end of the applicable year, the amount of capital gains that will serve as the basis for the calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year equals 15% of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of the Company’s portfolio in all prior years.

The foregoing description of the Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Advisory Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Administration Agreement

On December 5, 2018, the Company entered into the Administration Agreement with the Administrator, an affiliate of the Adviser, pursuant to which the Administrator is responsible for furnishing the Company with office facilities and equipment and will provide the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Pursuant to the Administration Agreement, the Company will pay the Administrator an amount equal to the Company’s allocable portion (subject to the review of the Board) of the Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs associated with performing compliance functions.

The foregoing description of the Administration Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Administration Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

License Agreement

On December 5, 2018, the Company and Monroe Capital, LLC (the “Licensor”) entered into a license agreement (the “License Agreement”), pursuant to which the Licensor has granted the Company a non-exclusive, royalty-free license to use the name “Monroe Capital.” Under this agreement, the Company has a right to use the “Monroe Capital” name at no cost for so long as the Adviser or one of its affiliates remains investment advisor to the Company. This License Agreement will remain in effect for so long as the Advisory Agreement is in effect.

The foregoing description of the License Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the License Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Indemnification Agreements

On December 5, 2018, David Eaton, Roger Schoenfeld, and Theodore Koenig, each a director of the Company, entered into an Indemnification Agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement supplements the indemnification rights provided under the Company’s Articles of Amendment and Restatement, Bylaws, and applicable law.

The Indemnification Agreement provides that the Company will indemnify the director (each an “Indemnitee”) against all expenses (as defined in the Indemnification Agreement) actually and reasonably incurred by the Indemnitee and arising out of his service as a director in to the fullest extent permitted by the Company’s Articles of Amendment and Restatement and Bylaws, and applicable law, and to any greater extent that applicable law may in the future permit. The Indemnification Agreement also provides procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. To be eligible for indemnification, the Indemnitee must have acted in good faith and in a manner that Indemnitee reasonably believed to be in the best interests of the Company.

The foregoing description of the Indemnification Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Indemnification Agreement, a form of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Dividend Reinvestment Plan

On December 5, 2018, the Board approved the Company’s dividend reinvestment plan (the “DRIP”). The DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, December 5, 2018. Under the DRIP, shareholders will automatically receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock.

The foregoing description of the DRIP, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the DRIP, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2018, the Board increased the size of the Board from one to three members and appointed David Eaton and Roger Schoenfeld as directors to serve on the Board, effective immediately. Mr. Eaton will serve until the Company’s 2019 annual meeting of shareholders or until his successor is duly elected and qualified. Mr. Schoenfeld will serve until the Company’s 2020 annual meeting of shareholders or until his successor is duly elected and qualified. The Board has determined that each of Mr. Eaton and Mr. Schoenfeld is a “non-interested” director of the Company, as defined under Section 2(a)(19) of the 1940 Act.

Mr. Eaton has successfully guided companies through sophisticated financings, restructurings and special situations for four decades. Mr. Eaton was a partner at the law firm of Kirkland & Ellis LLP for over 20 years until his retirement in February 2017. Mr. Eaton also served as a Managing Director at PriceWaterhouseCoopers Securities for two years. The Company believes that his years handling sophisticated global deals as a Partner at Kirkland & Ellis and Managing Director at PriceWaterhouseCoopers Securities give him a steady hand in navigating complex financial deals, mergers and acquisitions, and strategic alternatives that will be beneficial to the Board. Mr. Eaton also served as an adjunct professor of international bankruptcy at the University of Illinois for four years. His background includes being a founder and managing director of AEG Partners, a financial advisory and business transformation firm. Mr. Eaton has also served on the boards of numerous companies in special situations, including as executive chairman. Throughout his career, Mr. Eaton has been recognized as an elite player in the restructuring space. Mr. Eaton has played major roles in innumerable high-profile workouts, reorganizations, financings, acquisitions and divestures of stressed businesses. He has also led some of the largest out-of-court restructurings and complex Chapter 11 reorganizations in the world. His work spans industries including consumer products, energy, finance and asset management, manufacturing, services (including professional services), retail, technology, and transportation. Mr. Eaton received his J.D. from the University of Illinois College of Law and his B.A. in Economics from University of Michigan.

Mr. Eaton has been appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board, and will serve as chairman of the Nominating and Corporate Governance Committee.

Mr. Schoenfeld has served as a Managing Director at Cross Keys Capital, an investment banking firm, since 2005, where he provides investment banking services to lower middle market companies, entrepreneurs and investors. Mr. Schoenfeld focuses primarily on representing owners of privately-held businesses in the sale and/or equity recapitalization of their businesses. From 1990 to 2005, Mr. Schoenfeld was a partner in various groups that acquired, operated and sold lower middle-market manufacturing businesses. From 1982 to 1988, he practiced law at Goldberg Kohn, a boutique Chicago law firm specializing in real estate, corporate and finance transactions. He actively serves on the Board of the Midwest Chapter of the Alliance of Merger and Acquisition Advisors (AMAA). Additionally, Mr. Schoenfeld has served on the Boards and Executive Committees of a number of Chicago area organizations, including Maot Chitim, Jewish National Fund, The Ark and The Board of Jewish Education of Metropolitan Chicago. He served as the President of the Chicago Chapter of the Precision Metal Forming Association and currently is a student mentor in College Bound Opportunities. He also passed the Certified Public Accounting exam. Mr. Schoenfeld obtained his J.D. from Georgetown University and graduated summa cum laude with a B.S. in Accounting from Indiana University. Mr. Schoenfeld’s depth of experience in the investment banking and corporate finance industries as well as his legal background provides the Board with valuable experience, insight and perspective.

Mr. Schoenfeld has been appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board, and will serve as chairman of the Audit Committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2018, the Board adopted Articles of Amendment and Restatement (the “Articles”), which the Company expects to file with the Maryland State Department of Assessments and Taxation on December 10, 2018. The revisions to the Articles include, among other things, mechanisms for the election of directors, the issuance of preferred stock, and limitation of liability for directors and officers.

The foregoing description of the Articles, as set forth in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Articles filed as Exhibit 3.1 hereto.

Item 8.01	Other Events

On December 5, 2018, the Board, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, unanimously approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended by the Small Business Credit Availability Act, and recommended that the shareholders of the Company approve such modified asset coverage requirements. On December 5, 2018, the sole shareholder of the Company approved the modified asset coverage requirements. As a result, the asset coverage ratio applicable to the Company was changed from 200% to 150% effective December 6, 2018.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement

10.1	Investment Advisory Agreement between Monroe Capital Income Plus Corporation and Monroe Capital BDC Advisors LLC, as the investment adviser

10.2	Administration Agreement between Monroe Capital Income Plus Corporation and Monroe Capital Management Advisors LLC, as the administrator

10.3	License Agreement between Monroe Capital Income Plus Corporation and Monroe Capital, LLC, as licensor

10.4	Form of Indemnification Agreement

10.5	Dividend Reinvestment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL INCOME PLUS CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer, Treasurer and Corporate Secretary

Date: December 7, 2018